UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 18, 2009

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On December 18, 2009 Gerard L. Eastman resigned as a member of the Board of Directors of Nautilus, Inc., a Washington corporation (the “Company”), effective December 31, 2009.

(d) Also on December 18, 2009, the Board of Directors appointed Craig L. McKibben as a member of the Company’s Board of Directors, effective December 31, 2009. Mr. McKibben is not expected to be appointed to any committees of the Board of Directors at this time. Mr. McKibben has, since 2002, been a Managing Director, Partner and the Chief Financial Officer of Sherborne Investors LP, Sherborne Investors Management LP and certain of their affiliates (“Sherborne”). Sherborne holds approximately 32.1% of the Company’s common stock. In February 2009, the disinterested members of the Company’s Board of Directors approved a separate agreement with Sherborne under which the Company is obligated to reimburse Sherborne $20,000 per month for the use of its New York office space and administrative, information technology and communications services to support the Company’s Chief Executive Officer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

December 23, 2009	By:	/s/ KENNETH L. FISH
(Date)		Kenneth L. Fish, Chief Financial Officer